EXHIBIT 10.2

AMENDED AND RESTATED

2000 EMPLOYEE STOCK PURCHASE PLAN

OF

ELECTRONICS BOUTIQUE HOLDINGS CORP.

TABLE OF CONTENTS

ARTICLE 1. – PURPOSE

1.1	Purpose

ARTICLE 2. – DEFINITIONS

2.1.	Base Pay

2.2.	Committee

2.3.	Employee

2.4.	Parent Corporation

2.5.	Subsidiary Corporation

ARTICLE 3. – ELIGIBILITY AND PARTICIPATION

3.1.	Initial Eligibility

3.2.	Leave of Absence

3.3.	Restrictions on Participation

3.4.	Commencement of Participation

ARTICLE 4. – OFFERINGS

4.1.	Annual Offerings

ARTICLE 5. – PAYROLL DEDUCTIONS

5.1.	Amount of Deduction

5.2.	Participant’s Account

5.3.	Changes in Payroll Deductions

5.4.	Leave of Absence

ARTICLE 6. – GRANTING OF OPTION

6.1.	Number of Option Shares

6.2.	Option Price

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ARTICLE 7. – EXERCISE OF OPTION

7.1.	Automatic Exercise

7.2.	Withdrawal of Account

7.3.	Fractional Shares

7.4.	Transferability of Option

7.5.	Delivery of Stock

ARTICLE 8. – WITHDRAWAL

8.1.	In General

8.2.	Effect on Subsequent Participation

8.3.	Termination of Employment

8.4.	Leave of Absence

ARTICLE 9. – INTEREST

9.1.	Payment of Interest

ARTICLE 10. – STOCK

10.1.	Maximum Shares

10.2.	Participant’s Interest in Option Stock

10.3.	Registration of Stock

10.4.	Restrictions on Exercise

ARTICLE 11. – ADMINISTRATION

11.1.	Appointment of Committee

11.2.	Authority of Committee

11.3.	Rules Governing the Administration of the Committee

ARTICLE 12. – MISCELLANEOUS

12.1.	Designation of Beneficiary

12.2.	Transferability

ii

12.3.	Use of Funds

12.4.	Adjustment Upon Changes in Capitalization

12.5.	Amendment and Termination

12.6.	Effective Date

12.7.	No Employment Rights

12.8.	Disqualifying Dispositions

12.9.	Withholding Taxes

12.10.	Effect of Plan

12.11.	Governing Law

iii

ELECTRONICS BOUTIQUE HOLDINGS CORP.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1.  –  PURPOSE

1.1                                 Purpose.  The Electronics Boutique Holdings Corp. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Electronics Boutique Holdings Corporation and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE 2.  –  DEFINITIONS

2.1                                 Base Pay.  “Base Pay” shall mean regular earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.2                                 Committee.  “Committee” shall mean the individuals described in Article XI.

2.3                                 Employee.  “Employee” means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.4                                 Parent Corporation.  “Parent Corporation” shall mean any present or future corporation which is a “parent corporation” of Electronics Boutique Holdings Corp., as that term is defined in Section 424(e) of the Code.

2.5                                 Subsidiary Corporation.  “Subsidiary Corporation” shall mean any present or future corporation which is a “subsidiary corporation” of Electronics Boutique Holdings Corp., as that term is defined in Section 424(f) of the Code.

ARTICLE 3.  –  ELIGIBILITY AND PARTICIPATION

3.1                                 Initial Eligibility.  Any Employee who shall have completed ninety (90) days’ employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.

3.2                                 Leave of Absence.  For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee of the Company for purposes of participation in the Plan for the first 90 days of the leave of absence.  The Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of the leave of absence unless the Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on the 90th day. Termination by the Company of any employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate the Employee’s participation in the Plan and right to exercise any option.

3.3                                 Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

(a)                                  if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary Corporation or a Parent Corporation (for purposes of this paragraph, the rules of Section 424(d) of the Code and the applicable Treasury Regulations under Section 423 shall apply in determining stock ownership of any employee); or

(b)                                 which permits his or her rights to purchase stock under all Employee stock purchase plans of the Company, any Subsidiary Corporation or a Parent Corporation to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.4                                 Commencement of Participation.  An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing the form with the Company’s Benefits Department on or before the date set by the Committee.  The date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below).  Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the employee’s authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date (as defined in Article 4) of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article 8.

ARTICLE 4.  –  OFFERINGS

4.1                                 Annual Offerings.  The Plan encompasses quarterly offerings of the Company’s Common Stock (the “Offerings”) beginning on the 1st day of March 2000 and terminating on the following March 31 (an “Offering Termination Date” and, together with the last business day of each subsequent quarter during the term of the Plan, the “Offering Termination Dates”).  Subsequent offerings will occur for each calendar quarter thereafter.  For example, an offering will begin April 1 and end the following June 30 and another offering will begin July 1 and end September 30.  Offerings will occur each calendar quarter for the next nine years for a total of ten years.  The maximum number of shares issued in the respective calendar quarters shall be:  100,000 plus unissued shares from the prior offerings.

ARTICLE 5.  –  PAYROLL DEDUCTIONS

5.1                                 Amount of Deduction.  At the time a participant (whether a full-time or part-time Employee) files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her Base Pay in effect at the Offering Commencement Date of such Offering.

5.2                                 Participant’s Account.  All payroll deductions made for a participant shall be credited to his or her account under the Plan.  A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4.

5.3                                 Changes in Payroll Deductions.  A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and specifically, a participant may not alter the amount of his or her payroll deductions for that Offering.

5.4                                 Leave of Absence.  If a participant goes on a leave of absence, the participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during the leave of absence, authorizing deductions to be made from payments by the Company to the participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to the participant are insufficient to meet the participant’s authorized Plan deductions.

ARTICLE 6.  –  GRANTING OF OPTION

6.1                                 Number of Option Shares.  On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares (including fractional shares) of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee’s Base Pay which he or she has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee’s Base Pay during the period of the offering (iii) divided by 90% of the market value of the stock of the Company on the applicable Offering Commencement Date.  The market value of the Company’s stock shall be determined as provided in Section 6.2 below. An employee’s Base Pay during the period of an offering shall be determined by multiplying his or her normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 13 or provided that, in the case of a part-time hourly employee, the employee’s Base Pay during the period of an offering shall be determined by multiplying the employee’s hourly rate by the number of regularly scheduled hours of work for the Employee during the Offering.

6.2                                 Option Price.  The option price of stock purchased with payroll deductions made during such annual offering for a participant therein shall be 90% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.  If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

ARTICLE 7.  –  EXERCISE OF OPTION

7.1                                 Automatic Exercise.  Unless a participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of stock with payroll deductions made during any offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such offering, for the purchase of the number of shares (including fractional shares) of stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.1), and any excess in his or her account at that time will be returned to him.

7.2                                 Withdrawal of Account.  By written notice to the Company’s benefits department, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

7.3                                 Fractional Shares.  Fractional shares shall be issued under the Plan.

7.4                                 Transferability of Option.  During a participant’s lifetime, options held by such participant shall be exercisable only by that participant.

7.5                                 Delivery of Stock.  As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his or her option.

ARTICLE 8.  –  WITHDRAWAL

8.1                                 In General.  As indicated in Section 7.2, a participant may withdraw payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date applicable to any Offering by giving written notice to the Company’s benefits department.  All of the participant’s payroll deductions credited to his or her account during such Offering will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering.  The Participant will not be entitled to interest on the amount in his or her account.  The Company may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election, under Section 7.2, to withdraw such deductions.

8.2                                 Effect on Subsequent Participation.  A participant’s withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3                                 Termination of Employment.  Upon termination of the participant’s employment for any reason, including retirement and death, the Company shall withdraw all of the payroll deductions credited to the participant’s account under the Plan and provide the participant, or the participant’s beneficiary (as defined in Section 12.1) in the case of his or her death subsequent to the termination of his or her employment, with a cash payment equal to the amount of payroll deductions credited to the participant’s account under the Plan prior to the date of termination.

8.4                                 Leave of Absence.  A participant on leave of absence shall, subject to the election made by the participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence.  A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence.  Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, the participant’s participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE 9.  –  INTEREST

9.1                                 Payment of Interest.  No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

ARTICLE 10.  –  STOCK

10.1                           Maximum Shares.  The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 shall be 100,000 shares in each quarterly Offering plus in each Offering all unissued shares from prior Offerings, not to exceed 1,000,000 shares for all Offerings.  If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as soon as practicable.

10.2                           Participant’s Interest in Option Stock.  The participant will have no interest in stock covered by the option until such option has been exercised.

10.3                           Registration of Stock.  Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company’s benefits department prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.4                           Restrictions on Exercise.  The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

(a)                                  a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

(b)                                 the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE 11.  –  ADMINISTRATION

11.1                           Appointment of Committee.  The compensation committee (the “Committee”) of the Board of Directors shall administer the Plan.  No member of the Committee shall be eligible to purchase stock under the Plan.

11.2                           Authority of Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan.  The Committee’s determination on the foregoing matters shall be conclusive.

11.3                           Rules Governing the Administration of the Committee.  The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.  The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable.  Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE 12.  –  MISCELLANEOUS

12.1                           Designation of Beneficiary.  A participant’s beneficiary shall be his or her estate.  The executor or administrator of the estate of the participant shall receive any cash due in accordance with Section 8.3 election.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver the cash to the spouse or to any one or more dependents of the participant as the Company may designate.

12.2                           Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution.  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

12.3                           Use of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.4                           Adjustment Upon Changes in Capitalization.

(a)                                  If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options.  In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.  No adjustments shall be made for stock dividends.  For the purposes of this section, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

(b)                                 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction.  The Board of Directors shall take such steps in connection with such transactions as the Board of Directors shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.5                           Amendment and Termination.  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan.  No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

12.6                           Effective Date.  The Plan shall become effective as of March 1, 2000, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before March 1, 2001.  If the Plan is not so approved, the Plan shall not become effective.

12.7                           No Employment Rights.  The Plan does not, directly or indirectly, create any right to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

12.8                           Disqualifying Dispositions.  If shares acquired by exercise of an option granted under the Plan are disposed of within two years following the date of grant of the option or one year following the transfer of the shares to the Employee (a “Disqualifying Disposition”), the holder of the shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

12.9                           Withholding Taxes.  Each Employee participating in the plan shall indemnify, to the extent permitted by applicable law, the Company with respect to any applicable Federal, state and local withholding taxes and employment taxes which result from the acquisition and/or disposition of stock under the Plan, and shall remit to the Company in cash the amount of any such taxes upon request by the Company.

12.10                     Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, the employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.11                     Governing Law.  The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

Amended and Restated
as of April 1, 2005